NATIONS FUND TRUST

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES

         The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on February 3, 1993:

         WHEREAS, the Distributor has provided this Board of Trustees with certain information concerning its approach to marketing and distributing funds of the Trust and various methods generally available to investment companies to market and distribute their shares to investors; and

         WHEREAS, the Distributor, on behalf of investment companies for which the Distributor acts or will act in the future as principal underwriter, has received an order dated February 19, 1992, from the Securities and Exchange Commission ("SEC") under Section 6(c) of the Investment Company Act of 1940, as amended (the "1940 Act") granting an exemption from certain provisions of Sections 18(f)(1), 18(g) and 18(i) of the 1940 Act (the "Order") which permits the implementation of a distribution structure based on the availability of multiple classes of shares offered to various selected investor groups; and

         WHEREAS, the Distributor has applied to the SEC for an amendment to the Order in order to broaden the relief granted thereby, and anticipates receiving the amended order (the "Amended Order") in March, 1993; and

         WHEREAS, the Distributor has recommended that the Trust amend its existing multi-class distribution structure (the "Multi-Class Distribution Structure") to add an Investor B Shares class to the Trust's Nations Government Fund and Nations Tax Exempt Fund (the "Money Market Funds") and an Investor C Shares class to the Trust's Nations Value Fund, Nations Capital Growth Fund, Nations Emerging Growth Fund (the "Equity Funds"), Nations Short-Intermediate Government Fund, Nations Short-Term Income Fund, Nations Diversified Income Fund, Nations Strategic Fixed Income Fund, Nations Adjustable Rate Government Fund, Nations Municipal Income Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund (the "Fixed Income Funds"); and further the Distributor has recommended the establishment of two new investment portfolios, the Nations Intermediate Municipal Bond Fund and the Nations Tennessee Municipal Bond Fund (the "New Funds"), whereas the additional classes of shares of the Money Market Funds, Equity Funds and Fixed Income Funds and all shares of the New Funds will have the characteristics as described in (i) to (v) below:

         (i) Investor A Shares of the New Funds: to be offered to customers of certain financial institutions and broker-dealers that have entered into a Sales

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                  Support Agreement with the Trust's Distributor pursuant to a
                  Rule 12b-1 Plan authorizing payment of a distribution and shareholder servicing fee not to exceed 0.25% (on an average daily basis) of the average daily net assets attributable to Investor A Shares of the Trust's New Funds that offer shares pursuant to the amended multi-class distribution structure to be subject to an initial sales charge, not to exceed 2.50% of the offering price of the New Funds, and to be subject to certain retail transfer agency fees;

         (ii) Investor B Shares of the Money Market Funds and the New Funds: to be offered to customers of certain financial institutions and broker-dealers that have entered into: (a) a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing the payment of a distribution fee not to exceed: (i) 0.10% (on an annual basis) of the average daily net assets attributable to Investor B Shares of Money Market Funds; and (ii) 0.75% (on an annual basis) of the average daily net assets attributable to Investor B Shares of the New Funds; and (b) a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor B Shares of the Money Market Funds and the New Funds and, in addition, that the New Funds be subject to a 1.00% contingent deferred sales charge on redemptions occurring within one year of purchase, subject to an automatic conversion feature into Investor A Shares for Investor B Shares that have been outstanding for more than five years; and to be subject to certain retail transfer agency fees;

         (iii) Investor C Shares of the Equity Funds, Fixed Income Funds and New Funds: to be offered to customers of certain financial institutions and broker-dealers that have entered into a Sales Support Agreement with the Trust's Distributor pursuant to a Rule 12b-1 Plan authorizing the payment of a distribution fee not to exceed 0.75% (on an annual basis) of the average daily net assets attributable to Investor C Shares offered by the Trust's Equity Funds, Fixed Income Funds and New Funds; and a Shareholder Servicing Agreement with the Trust authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Investor C Shares offered by the Trust's Equity Funds, Fixed Income Funds and New Funds; to be subject to: (a) a contingent deferred sales charge, not to exceed 5.00%, on redemptions occurring within six years of purchase of the Nations Value Fund, Nations Capital Growth Fund, Nations Emerging Growth Fund, Nations Balanced Assets Fund, Nations Diversified Income Fund, Nations Strategic Fixed Income Fund and Nations Municipal Income Fund; (b) a contingent deferred sales charge, not to exceed 4.00%, on redemptions occurring within six years of purchase of Nations Adjustable Rate Government Fund, Nations Short-Intermediate Government Fund, Nations Intermediate Municipal Bond Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland

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                  Municipal Bond Fund, Nations North Carolina Municipal Bond
                  Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund; and (c) no contingent deferred sales charge on redemptions of Nations Short-Term Income Fund; and to be subject to certain retail transfer agency fees;

         (iv) Trust A Shares of the New Funds: to be offered to customers of certain banks and other financial institutions with respect to the New Funds; and

         (v) Trust B Shares of the New Funds: to be offered to customers of certain banks and other financial institutions that have entered into Shareholder Servicing Agreements with the Trust pursuant to a Shareholder Servicing Plan authorizing payment of a shareholder servicing fee not to exceed 0.25% (on an annual basis) of the average daily net assets attributable to Trust B Shares of the New Funds; and

         WHEREAS, in deciding whether to amend the Multi-Class Distribution Structure with respect to the Funds, the Trustees have considered the interests of each Fund and its prospective shareholders;

         NOW THEREFORE BE IT:

         VOTED, that the amendment of the Multi-Class Distribution Structure described above with respect to the Funds be, and the same hereby is, determined to be in the best interests of each Fund and its prospective shareholders and that such amendment be, and the same hereby is, approved; provided, however, that the implementation and operation of the amended Multi-Class Distribution Structure with respect to the Funds shall be consistent in all material respects with the Order and, when issued, the Amended Order; and further

         VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to each of the Funds and divided into and classified as a separate class or classes of each Fund as follows:

         (i)      Nations Government Fund--Investor B Shares;

         (ii)     Nations Tax Exempt Fund--Investor B Shares;

         (iii)    Nations Value Fund--Investor C Shares;

         (iv)     Nations Capital Growth Fund--Investor C Shares;

         (v)      Nations Emerging Growth Fund--Investor C Shares;

         (vi)     Nations Balanced Fund--Investor C Shares;

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         (vii)    Nations Short-Intermediate Government Fund--Investor C Shares;

         (viii)   Nations Short-Term Income Fund--Investor C Shares;

         (ix)     Nations Diversified Income Fund--Investor C Shares;

         (x)      Nations Strategic Fixed Income Fund--Investor C Shares;

         (xi)     Nations Adjustable Rate Government Fund--Investor C Shares;

         (xii)    Nations Municipal Income Fund--Investor C Shares;

         (xiii) Nations Intermediate Municipal Bond Fund--Investor A Shares; Nations Intermediate Municipal Bond Fund--Investor B Shares; Nations Intermediate Municipal Bond Fund--Investor C Shares; Nations Intermediate Municipal Bond Fund--Trust A Shares and Nations Intermediate Municipal Bond Fund--Trust B Shares;

         (xiv)    Nations Florida Municipal Bond Fund--Investor C Shares;

         (xv)     Nations Georgia Municipal Bond Fund--Investor C Shares;

         (xvi)    Nations Maryland Municipal Bond Fund--Investor C Shares;

         (xvii)   Nations North Carolina Municipal Bond Fund--Investor C Shares;

         (xviii)  Nations South Carolina Municipal Bond Fund--Investor C Shares;

         (xix) Nations Tennessee Municipal Bond Fund--Investor A Shares; Nations Tennessee Municipal Bond Fund--Investor B Shares; Nations Tennessee Municipal Bond Fund--Investor C Shares; Nations Tennessee Municipal Bond Fund--Trust A Shares and Nations Tennessee Municipal Bond Fund--Trust B Shares;

         (xx)     Nations Texas Municipal Bond Fund--Investor C Shares; and

         (xxi) Nations Virginia Municipal Bond Fund--Investor C Shares; and further

         VOTED, that consideration received by the Trust for the issue or sale of any class of a particular Fund's Shares (individually a "Class" and collectively the "Classes") shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of such Fund's other Classes, together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to a particular Fund by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of a Fund (individually, a "Share" and collectively, the

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"Shares") shall share equally with each Share of all the Classes of a Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and further

         VOTED, that each Share of each Class of a Fund shall be charged equally with each Share of all the Classes of such Fund with the expenses and liabilities of the Trust that are general expenses and liabilities applicable to all Shares of the Trust or are expenses and liabilities applicable only to such Fund's Shares, except that:

         (i) Expenses related to Investor A Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor A Shares shall be charged only to such Investor A Shares;

         (ii) Expenses related to Investor B Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor B Shares shall be charged only to such Investor B Shares;

         (iii) Expenses related to Investor C Shares' Rule 12b-1 Plan and/or Shareholder Servicing Plan attributable to Investor C Shares shall be charged only to such Investor C Shares;

         (iv) Expenses under Trust B Shares' Shareholder Services Plan attributable to Trust B Shares shall be charged only to such Trust B Shares; and

         (v) Retail transfer agency fees attributable to Investor A, Investor B and Investor C Shares (collectively, the "Investor Shares") shall be charged only to such Investor Shares; and

         (vi) Transfer agency fees attributable to Trust A and Trust B Shares (collectively, the "Trust Shares") shall be charged only to such Trust Shares; and further

         VOTED, that, subject to receipt of the Amended Order, the Trustees of the Trust reserve the right to allocate certain of the following expenses attributable to a Fund's particular Class ("Class Expenses") on a basis other than on the relative net asset values of all Classes of such Fund: (i) transfer agent fees identified by the transfer agent as being attributable to a specific Class of Shares; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports and proxies to current shareholders of a specific Class of Shares or to regulatory agencies with respect to a specific Class of Shares; (iii) blue sky registration or qualification fees incurred by a Class of Shares; (iv) SEC registration fees incurred by a Class of Shares; (v) the expense of administrative and personnel services (including, without limitation, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of a specific Class of Shares; (vi) different levels of Rule 12b-1 and/or non-Rule 12b-1 fees and expenses incurred by a Class of Shares; (vii) litigation or other legal expenses relating solely to one Class of Shares; (viii) Trustees' fees incurred as a result of issues relating to a particular Class of Shares; (ix) independent accountants' fees relating solely to a particular Class of Shares; and further

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         VOTED, that each Class of a Fund's Shares shall otherwise have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other Class of Shares of such Fund except that:

         (i) as otherwise expressly required by law, or when the Trustees determine that the matter to be voted upon affects only the interest of the shareholders of a particular Class or particular Fund, only Shares of that Class or Fund will be allowed to vote on that matter; and

         (ii) only holders of a class of Investor Shares will be entitled to vote on a matter submitted to shareholder vote with respect to their respective Rule 12b-1 Plans applicable to each such class of Investor Shares, except as noted in (iii) below; and

         (iii) Investor B Shares of the Trust's Equity Fund, Fixed Income Funds and New Funds shall be convertible into Investor A Shares on such basis and at such time as shall be described in the Trust's prospectus relating to the offer and sale of such Investor B Shares, and in connection with such conversion feature, any increase in a Fund's Rule 12b-1 fee applicable to such Fund's Investor A Shares will be approved by a majority (as defined in the Investment Company Act of 1940) of that Fund's Investor A and Investor B Shareholders, each voting separately as a class, prior to the Fund's implementation of such Rule 12b-1 fee increase; and further

         VOTED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to execute and deliver the appropriate Notice or Amendment in substantially the form presented at the meeting to The Boston Company Advisors, Inc., Funds Distributor, Inc. and The Shareholder Services Group, Inc., with regard to the Trust's administration, distribution and transfer agency agreements, respectively, to effect the implementation of the amendment to the Multi-Class Distribution Structure, and that the appropriate officers of the Trust be, and each hereby is, authorized to execute such Notices and Amendments, in consultation with the Trust's counsel, the execution and delivery of such documents to be conclusive of the Board of Trustees approval; and further

         VOTED, that the appropriate officers of the Trust be, and each of them hereby is, authorized to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deems necessary or appropriate to effect implementation of the amendment to the Multi-Class Distribution Structures including but not limited to executing, sealing, delivering and filing a Certificate and/or Amendment to the Declaration of Trust, and any and all other documents, instruments, papers and writings.

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                        AMENDMENT TO DECLARATION OF TRUST

         The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes by unanimous written consent as of March 26, 1993:

         Fund Name Changes

         The management of the Trust has proposed that the name of the certain Funds be changed to more accurately reflect such Fund's investment objectives and for marketing purposes.

         VOTED, that the name of the Nations Government Fund be changed to the Nations Government Money Market Fund; and further

         VOTED, that the name of the Nations Florida Municipal Bond Fund be changed to the Nations Florida Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations Georgia Municipal Bond Fund be changed to the Nations Georgia Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations Maryland Municipal Bond Fund be changed to the Nations Maryland Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations North Carolina Municipal Bond Fund be changed to the Nations North Carolina Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations South Carolina Municipal Bond Fund be changed to the Nations South Carolina Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations Tennessee Municipal Bond Fund be changed to the Nations Tennessee Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations Texas Municipal Bond Fund be changed to the Nations Texas Intermediate Municipal Bond Fund; and further

         VOTED, that the name of the Nations Virginia Municipal Bond Fund be changed to the Nations Virginia Intermediate Municipal Bond Fund; and further

         VOTED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to execute and deliver any and all instruments, certificates or other documents and to take such other actions as they deem necessary, advisable, or appropriate to carry out the purpose and intent of the foregoing resolutions, and the execution by any such officer of any act or thing in connection with the foregoing matters shall conclusively establish such authority from the Trust and the approval and ratification of the Trust of the documents so executed and the actions so taken.

         The foregoing resolutions remain in full force and effect as of the date hereof.

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Dated:  March 26, 1993                                  /s/ Patricia L. Bickimer
                                                        ------------------------
                                                        Patricia L. Bickimer
                                                        Secretary
Subscribed and sworn to before
me this 26th day of March, 1993.

  /s/ DiAnne McQueen
--------------------------
DiAnne McQueen, Notary Public
Commission Expires:  10/24/97


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